Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar’s Net Sales Increase 5% and

Income from Continuing Operations Grows 10% in Second Quarter

Buffalo, New York, August 2, 2012 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three and six month periods ended June 30, 2012. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Management Comments

“Gibraltar’s net sales increased 5% in the second quarter of 2012. Three percentage points were organic and the balance driven by acquisitions,” said Chairman and Chief Executive Officer Brian Lipke. “The leverage from the sales growth helped contribute to a net income increase of 10%. This improved performance was generated while incurring a less favorable raw material margin and the increased costs of merging our West Coast operations. We expect to complete the consolidation of these West Coast businesses over the next two quarters which bodes well for gradual earnings improvements.”

“From a top-line perspective, this was another solid quarter for D.S. Brown which was acquired April 1st last year and for sales to customers in the oil and gas and industrial markets,” said Henning Kornbrekke, President and Chief Operating Officer. “Most important, we continued to hold our market share in major product categories, a result of our continuing efforts to provide our customers with new products, innovative marketing programs and outstanding customer service. Additionally, we expect the product lines acquired over the past fifteen months will expand into new markets and channels, adding value to national customers.”

“Several factors affected our profitability in the second quarter,” Kornbrekke said. “We are combining four separate West Coast locations with similar products and market characteristics into an integrated entity with market differentiators that provide benefits to our customers, and our earnings included these costs along with a significant inventory write-down related to this initiative. Additionally, this quarter provided decreased market demand and more competitive conditions in certain product categories while we also benefited from lower SG&A expense.”

“Over the longer term, we expect to continue making progress on the strategy we put in place at the beginning of the housing downturn,” said Lipke. “This strategy is to continue reconfiguring the business to offer category leading products and customer service while we maintain continued and improving profitability even at low demand levels in our major end markets. We expect this strategy will position Gibraltar for additional earnings growth as our end markets gradually recover. In addition, our strong balance sheet and strong liquidity position will allow continued acquisition activity to strengthen our existing businesses, broaden and diversify our product offering and provide enhanced growth opportunities. We are continuing to focus on our underlying operations, tightly controlling costs and increasing the margin leverage in our business. Despite persistently weak conditions in our end markets, we continue to expect to deliver stronger financial results in 2012 than we did in 2011.”

Second Quarter Financial Results

Gibraltar’s net sales for the second quarter of 2012 increased 5% to $219.7 million, from $208.8 million for the second quarter of 2011. Net income from continuing operations increased 10% to $7.9 million, or $0.26 per diluted share, compared to $7.2 million, or $0.24 per diluted share, in the second quarter of 2011. The second-quarter 2012 results include after-tax special charges of $0.8 million, or $0.02 per diluted share, resulting primarily from exit activity costs related to business restructuring. Net income for the second quarter of 2011 included after-tax special charges totaling $2.1 million, or $0.06 per diluted share, primarily consisting of exit activity costs and acquisition costs. Excluding these items, second-quarter 2012 adjusted net income was $8.7 million, or $0.28 per diluted share, compared with $9.3 million, or $0.30 per diluted share, in the second quarter of 2011.

Adjusted gross margin for the second quarter of 2012 was 19.5%, a decrease of 360 basis points from the second quarter of 2011. The lower gross margin reflects less favorable raw material costs net of pricing to customers and costs related to acquisition integration in the West Coast region, partially offset by favorable leverage from organic volume growth. Adjusted selling, general and administrative expense for the second quarter of 2012 was $25.4 million, or 11.6% of net sales, compared with $27.3 million, or 13.1% of net sales, a year earlier, primarily reflecting lower compensation expense and maintaining other expense levels in spite of higher sales volume in the second quarter of 2012.

Six Month Financial Results

For the six months ended June 30, 2012, total net sales increased to $411.9 million, from $372.4 million in the comparable 2011 period, an 11% increase that included 4% organic growth. Net income from continuing operations was $9.4 million, or $0.30 per diluted share, compared to $8.7 million, or $0.28 per diluted share, in the comparable period of 2011. The results for the first half of 2012 include after-tax special charges of $2.0 million, or $0.07 per diluted share, for acquisition-related costs and exit activity costs related to business restructuring. Net income for the first six months of 2011 includes after-tax special charges of $3.9 million, or $0.13 per diluted share, for acquisition-related costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. Excluding these items, adjusted net income in the first six months of 2012 was $11.3 million, or $0.37 per diluted share, compared with $12.6 million, or $0.41 per diluted share, in the comparable period of 2011.

Adjusted gross margin for the first six months 2012 decreased to 19.5%, from 21.2% in the comparable period of 2011. The decrease was primarily due to costs associated with the expanded integration of Gibraltar’s West Coast residential businesses and less favorable raw material costs relative to pricing. Adjusted selling, general and administrative expense for the first six months of 2012 increased 10% to $53.8 million, from $48.9 million a year earlier, reflecting selling, general and administrative expense incurred by acquired businesses. Adjusted selling, general and administrative expenses as a percent of net sales remained unchanged at 13.1% for both six-month periods.

Liquidity and Capital Resources

•	Gibraltar’s liquidity increased again to $194 million as of June 30, 2012, a combination of cash on hand of $44 million and availability under the Company’s undrawn revolving credit facility.

•

Working capital management continued to be effective, as days of net working capital, which consists of accounts receivable, inventory and accounts payable, were 60 for the second quarter of 2012, compared with 61 days for the second quarter last year.

Outlook

“We have made significant progress in the past few years leveraging improved profitability from Gibraltar’s business, without the benefits of a significant recovery in our end markets,” said Lipke. “Since late 2007 we have essentially reconfigured the business, reduced our annual operating expenses, managed commodity costs more effectively, and reduced our working capital by nearly half. We also rationalized and refocused our business portfolio and our product lines through strategic divestitures and acquisitions.”

“These strategic initiatives have enabled us to drive organic and acquisition-driven volume growth while improving our margins,” Lipke said. “As a result, we have increased Gibraltar’s earnings from continuing operations in an end-market environment that, overall, has been stubbornly resistant to sustained improvement, while generating positive cash flow and strengthening our balance sheet, including reducing our borrowings by nearly half. When our end markets begin meaningful improvement, we are positioned to realize incremental profitability for Gibraltar from sales volume growth and from further portfolio management as we acquire new businesses that take us further up the value chain.”

“Overall, we are optimistic about Gibraltar’s prospects and we look forward to reporting year-over-year improvement in our financial results for 2012,” Lipke concluded.

Second-Quarter Conference Call Details

Gibraltar has scheduled a conference call today to review its results for the second quarter of 2012, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold the #1 or #2 positions in their markets, and serves customers across North America and Europe from 40 facilities in 20 states, four provinces in Canada, England and Germany. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, and surrendered equity compensation. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three- and nine-month periods ending September 30, 2012, on November 1, 2012, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$219,734	$208,807	$411,905	$372,370
Cost of sales	178,008	163,379	334,698	296,897

Gross profit	41,726	45,428	77,207	75,473
Selling, general, and administrative expense	25,433	28,038	53,891	50,861

Income from operations	16,293	17,390	23,316	24,612
Interest expense	4,627	4,998	9,301	9,452
Other income	(315)	(38)	(346)	(61)

Income before taxes	11,981	12,430	14,361	15,221
Provision for income taxes	4,066	5,184	4,997	6,534

Income from continuing operations	7,915	7,246	9,364	8,687
Discontinued operations:
(Loss) income before taxes	(16)	951	(153)	13,897
(Benefit of) provision for income taxes	(7)	392	(57)	6,370

(Loss) income from discontinued operations	(9)	559	(96)	7,527

Net income	$7,906	$7,805	$9,268	$16,214

Net income per share – Basic:
Income from continuing operations	$0.26	$0.24	$0.30	$0.29
Income from discontinued operations	—	0.02	—	0.25

Net income	$0.26	$0.26	$0.30	$0.54

Weighted average shares outstanding – Basic	30,735	30,441	30,726	30,433

Net income per share – Diluted:
Income from continuing operations	$0.26	$0.24	$0.30	$0.28
Income from discontinued operations	—	0.01	—	0.25

Net income	$0.26	$0.25	$0.30	$0.53

Weighted average shares outstanding – Diluted	30,815	30,626	30,806	30,610

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,063	$54,117
Accounts receivable, net of reserve	115,149	90,595
Inventories	115,943	109,270
Other current assets	14,440	14,872

Total current assets	289,595	268,854
Property, plant, and equipment, net	145,774	151,974
Goodwill	348,261	348,326
Acquired intangibles	91,999	95,265
Other assets	6,968	7,636

Total Assets	$882,597	$872,055

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$83,218	$67,320
Accrued expenses	43,012	60,687
Current maturities of long-term debt	417	417

Total current liabilities	126,647	128,424
Long-term debt	206,528	206,746
Deferred income taxes	55,823	55,801
Other non-current liabilities	23,282	21,148
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 30,879 and 30,702 shares issued in 2012 and 2011	309	307
Additional paid-in capital	238,778	236,673
Retained earnings	238,705	229,437
Accumulated other comprehensive loss	(3,376)	(3,350)
Cost of 350 and 281 common shares held in treasury in 2012 and 2011	(4,099)	(3,131)

Total shareholders’ equity	470,317	459,936

Total liabilities & shareholders’ equity	$882,597	$872,055

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities
Net income	$9,268	$16,214
(Loss) income from discontinued operations	(96)	7,527

Income from continuing operations	9,364	8,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,292	12,737
Stock compensation expense	2,038	3,132
Non-cash charges to interest expense	789	1,129
Other non-cash adjustments	2,806	1,120
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(24,860)	(40,158)
Inventories	(7,146)	(15,772)
Other current assets and other assets	805	8,396
Accounts payable	15,851	17,085
Accrued expenses and other non-current liabilities	(14,937)	525

Net cash used in operating activities of continuing operations	(1,998)	(3,119)
Net cash used in operating activities of discontinued operations	(36)	(3,134)

Net cash used in operating activities	(2,034)	(6,253)

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(4,562)	(4,547)
Cash paid for acquisitions, net of cash received	(2,705)	(107,605)
Purchase of other investment	—	(250)
Net proceeds from sale of businesses	—	59,029
Net proceeds from sale of property and equipment	414	474

Net cash used in investing activities	(6,853)	(52,899)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	62,558
Long-term debt payments	(404)	(42,958)
Excess tax benefit from stock compensation	59	—
Net proceeds from issuance of common stock	10	10
Purchase of treasury stock at market prices	(968)	(819)

Net cash (used in) provided by financing activities	(1,303)	18,791

Effect of exchange rate changes on cash	136	588

Net decrease in cash and cash equivalents	(10,054)	(39,773)
Cash and cash equivalents at beginning of year	54,117	60,866

Cash and cash equivalents at end of period	$44,063	$21,093

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$219,734	$—	$—	$219,734
Cost of sales	178,008	(89)	(1,113)	176,806

Gross profit	41,726	89	1,113	42,928
Selling, general, and administrative expense	25,433	(32)	(4)	25,397

Income from operations	16,293	121	1,117	17,531
Operating margin	7.4%	0.1%	0.5%	8.0%
Interest expense	4,627	—	—	4,627
Other income	(315)	—	—	(315)

Income before income taxes	11,981	121	1,117	13,219
Provision for income taxes	4,066	45	419	4,530

Income from continuing operations	$7,915	$76	$698	$8,689

Income from continuing operations per share – diluted	$0.26	$0.00	$0.02	$0.28

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$208,807	$—	$—	$208,807
Cost of sales	163,379	(2,467)	(317)	160,595

Gross profit	45,428	2,467	317	48,212
Selling, general, and administrative expense	28,038	(224)	(473)	27,341

Income from operations	17,390	2,691	790	20,871
Operating margin	8.3%	1.3%	0.4%	10.0%
Interest expense	4,998	—	—	4,998
Other income	(38)	—	—	(38)

Income before income taxes	12,430	2,691	790	15,911
Provision for income taxes	5,184	1,054	338	6,576

Income from continuing operations	$7,246	$1,637	$452	$9,335

Income from continuing operations per share – diluted	$0.24	$0.05	$0.01	$0.30

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2012
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$411,905	$—	$—	$411,905
Cost of sales	334,698	(2,879)	(150)	331,669

Gross profit	77,207	2,879	150	80,236
Selling, general, and administrative expense	53,891	(18)	(112)	53,761

Income from operations	23,316	2,897	262	26,475
Operating margin	5.7%	0.7%	0.0%	6.4%
Interest expense	9,301	—	—	9,301
Other income	(346)	—	—	(346)

Income before income taxes	14,361	2,897	262	17,520
Provision for income taxes	4,997	1,128	60	6,185

Income from continuing operations	$9,364	$1,769	$202	$11,335

Loss from continuing operations per share – diluted	$0.30	$0.06	$0.01	$0.37

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Surrendered Equity Compensation	Restructuring Costs	Adjusted Statement of Operations
Net sales	$372,370	$—	$—	$—	$372,370
Cost of sales	296,897	(2,467)	—	(1,175)	293,255

Gross profit	75,473	2,467	—	1,175	79,115
Selling, general, and administrative expense	50,861	(614)	(885)	(483)	48,879

Income from operations	24,612	3,081	885	1,658	30,236
Operating margin	6.6%	0.8%	0.2%	0.5%	8.1%
Interest expense	9,452	—	—	—	9,452
Other income	(61)	—	—	—	(61)

Income before income taxes	15,221	3,081	885	1,658	20,845
Provision for income taxes	6,534	1,054	—	686	8,274

Income from continuing operations	$8,687	$2,027	$885	$972	$12,571

Income from continuing operations per share – diluted	$0.28	$0.07	$0.03	$0.03	$0.41

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$192,171	$—	$—	$192,171
Cost of sales	156,690	(60)	(1,766)	154,864

Gross profit	35,481	60	1,766	37,307
Selling, general, and administrative expense	28,458	(80)	(14)	28,364

Income from operations	7,023	140	1,780	8,943
Operating margin	3.7%	0.1%	0.9%	4.7%
Interest expense	4,674	—	—	4,674
Other income	(31)	—	—	(31)

Income before income taxes	2,380	140	1,780	4,300
Provision for income taxes	931	15	709	1,655

Income from continuing operations	$1,449	$125	$1,071	$2,645

Income from continuing operations per share – diluted	$0.05	$0.01	$0.03	$0.09